UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2008
Commission file number 000-04689
Pentair, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
On July 22, 2008, Pentair, Inc. (the “Company”) issued a press release announcing its earnings for the second quarter of 2008 and a conference call in connection therewith. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
This press release refers to certain non-GAAP financial measures (adjusted operating income, adjusted earnings per share and free cash flow) and a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in the Company’s financial statements prepared in accordance with generally accepted accounting principles.
Adjusted operating income and adjusted earnings per share eliminate (i) certain expenses incurred in the second quarter of 2008 to restructure certain operations of the Company by reducing capacity, closing facilities and reducing headcount, all as a result of the significant continuing downturn in residential end-markets in the Company’s water business, (ii) the impact of the additional reserve recorded for the Horizon litigation settlement and (iii) the gain on the transaction entered into with GE Water & Process Technologies, a unit of General Electric Company (“GE”), to combine GE’s and the Company’s respective global water softener and residential water filtration businesses. Adjusted earnings per share also eliminates the tax impact on the aforementioned items. Management utilizes these adjusted financial measures to assess the run-rate of its continuing operations against those of prior periods without the distortion of these factors. The Company believes that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of the Company’s underlying operations in light of the downturn in the residential end markets.
The Company uses free cash flow and conversion of income from continuing operations to assess its cash flow performance. The Company believes free cash flow and conversion of income from continuing operations are important measures of operating performance because they provide the Company and its investors a measurement of cash generated from operations that is available to pay dividends, repurchase common stock and repay debt. In addition, free cash flow and conversion of income from continuing operations are used as a criterion to measure and pay compensation-based incentives. The Company’s measure of free cash flow and conversion of income from continuing operations may not be comparable to similarly titled measures reported by other companies.
The information contained in this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Shell Company Transactions
Not applicable

(d)	Exhibits
The following exhibit is provided as part of the information furnished under Item 2.02 of this Current Report on Form 8-K:

Exhibit	Description

99.1	Pentair, Inc. press release dated July 22, 2008 announcing the earnings results for the second quarter 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 22, 2008.

PENTAIR, INC. Registrant
By /s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer

PENTAIR, INC.
Exhibit Index to Current Report on Form 8-K
Dated July 22, 2008

Exhibit
Number	Description

99.1	Pentair, Inc. press release dated July 22, 2008 announcing the earnings results for the second quarter 2008.